Wayne H. Stanley

13 Maple Lake

Bridgeport, West Virginia 26330

                                           August 24, 2012

Mr. James R. Martin, Chairman

MVB Bank, Inc.

301 Virginia Ave.

Fairmont, WV 26554

Dear Mr. Martin,

I hereby tender my letter of resignation as Director of MVB Financial Corp, MVB Bank, Inc. and MVB Central, Inc., effective today. Thank you for the opportunity to have been part of this great company for the past seven years. It has been a pleasure.

Please feel free to contact me if I may be of any assistance to you in the future, personally or professionally.

I wish you all much continued success in your future endeavors.

Yours Sincerely,
/s/ Wayne H. Stanley
Wayne H. Stanley